EXHIBIT 99.1

DTE Energy reports solid 2017 financial results; positive impact of tax reform provides significant benefit to customers and improves 2018 guidance

•	Passing tax reform savings to customers

•	Ranked highest in customer satisfaction with gas and electric business customers in the Midwest by J.D. Power

•	Committed to reducing carbon emissions 80 percent by 2050

DETROIT, Feb. 16, 2018 - DTE Energy (NYSE:DTE) today reported 2017 earnings of $1.1 billion, or $6.32 per diluted share, compared with $868 million, or $4.83 per diluted share in 2016. Reported 2017 earnings were higher primarily driven by results in the non-utility businesses.

2017 operating earnings were $1.0 billion or $5.59 per diluted share, compared with 2016 operating earnings of $948 million, or $5.28 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

“2017 was a very good year for DTE,” said Gerry Anderson, DTE Energy chairman and CEO. “Our financial performance was strong, but I am even prouder of some of the things we accomplished this past year that were important to our customers, our communities and our employees.”

Anderson noted the following accomplishments:

•
Passing tax reform savings to customers: The lower corporate tax rate resulting from the recent passage of the Federal Tax Cuts and Jobs Act will be passed on to our customers, lowering bills for DTE’s utility customers by $190 million annually.

•
Provided power restoration assistance in Florida and Puerto Rico: DTE Energy sent 600 employees and contractors to Florida and another 80 to Puerto Rico to help restore power following massive hurricanes. Such mutual assistance is a hallmark of the electric power industry.

•
Led the Midwest in business customer satisfaction: DTE Energy ranked highest in customer satisfaction with gas and electric business customers in the Midwest in J.D. Power’s 2017 study. DTE also ranked second in overall customer satisfaction with electric and gas residential customers in the Midwest Large segment. DTE has improved its customer satisfaction score every year since 2012.

•
Committed to reduce carbon emissions by 80 percent: Last May, DTE committed to reduce carbon emissions by over 80% by retiring older coal-fired power plants and replacing them with renewables and highly efficient gas plants.

•
Placed in the top 4 percent for employee engagement: DTE placed in the top 4 percent of workplaces nationwide for employee engagement, as measured by the Gallup Organization. DTE was also named #7 among Fortune 500 companies on Indeed’s list of 50 Best Places to Work in 2017.

•
Supported job creation with Michigan businesses: DTE spent nearly $1.7 billion with Michigan-based companies in 2017, exceeding its commitment to the Pure Michigan Business Connect local supplier initiative. This included more than $500 million spent in the city of Detroit. The company’s seven-year effort to increase spending with Michigan suppliers has supported the creation of nearly 16,000 Michigan jobs.

•
Modernized the state’s energy infrastructure: DTE finalized plans for its next $260 million renewable investment in 2018, filed plans for a new, high efficiency gas power plant, invested heavily in the smart grid, and broke ground on the NEXUS pipeline.

“We continue to invest in smarter energy infrastructure aimed at improving reliability and sustainability,” Anderson added. “We are in the midst of a fundamental transformation in the way we produce energy; that transition will be great for the environment, and we are going to keep our product affordable in the process.”

DTE finishes 2017 strong and raises EPS guidance for 2018

DTE Energy raises 2018 operating EPS guidance from $5.48 - $5.88 to $5.57 - $5.99 as a result of the impacts of the passage of the Federal Tax Cuts and Jobs Act.

“DTE delivered strong 2017 financial results at both regulated and non-regulated businesses while continuing significant investment in reliability and infrastructure and we are in a great position to achieve our financial goals in 2018,” said Peter Oleksiak, DTE Energy senior vice president and CFO.

This earnings announcement and presentation slides are available at dteenergy.com/investors.

The company will conduct a conference call to discuss earnings results at 9 a.m. ET. Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in numbers are U.S. and Canada toll free: (888) 505-4377 or international toll: (719) 325-2390. The passcode is 9327084. The webcast will be archived on the DTE Energy website at dteenergy.com/investors. An audio replay of the call will be available from noon today to noon Friday, Mar. 2. To access the replay, dial U.S. and Canada toll free (888) 203-1112 or international toll (719) 457-0820 and enter the passcode 9327084.

About DTE Energy
DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric utility serving 2.2 million customers in Southeastern Michigan and a natural gas utility serving 1.3 million customers in Michigan. The DTE Energy portfolio includes non-utility energy businesses focused on power and industrial projects, natural gas pipelines, gathering and storage, and energy marketing and trading. Information about DTE Energy is available at dteenergy.com, twitter.com/dte_energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

In this release, DTE Energy discusses 2018 operating earnings guidance. It is likely that certain items that impact the company's 2018 reported results will be excluded from operating results. Reconciliations to the comparable 2018 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.

Many factors impact forward-looking statements including, but not limited to, the following: impact of regulation by the EPA, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; the cost of protecting assets against, or damage due to, cyber crime and terrorism; volatility in the short-term natural gas storage markets impacting third-party storage revenues related to DTE Energy; impact of volatility of prices in the oil and gas markets on DTE Energy's gas storage and pipelines operations; impact of volatility in prices in the international steel markets on DTE Energy's power and industrial projects operations; volatility in commodity markets, deviations in weather, and related risks impacting the results of DTE Energy's energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power or reduce power consumption; changes in the financial condition of DTE Energy's significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; employee relations and the impact of collective bargaining agreements; the risk of a major safety incident at an electric distribution or generation facility and, for DTE Energy, a gas storage, transmission, or distribution facility; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; contract disputes, binding arbitration, litigation, and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the Forward-Looking Statements section of the joint DTE Energy and DTE Electric 2017 Form 10-K (which section is incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric.

For further information, members of the media may call:
Stephanie Beres, DTE Energy, 313.235.5555

For further information, analysts may call:
Barbara Tuckfield, DTE Energy, 313.235.1018
John Dermody, DTE Energy, 313.235.8750

DTE Energy Company
Segment Net Income

	Three Months Ended December 31,
	2017				2016
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings
	(In millions)
DTE Electric	$143	$3	A	$141	$75	$—		$75
		(5)	B

DTE Gas	53	1	A	54	42	—		42

Non-utility operations
Gas Storage and Pipelines	154	(115)	B	39	26	8	E	34

Power and Industrial Projects	34	7	C	20	29	(7)	F	22
		(21)	B

Energy Trading	(25)	31	D	8	(11)	10	D	(1)
		2	B

Total Non-utility operations	163	(96)		67	44	11		55

Corporate and Other	(72)	34	B	(38)	(30)	2	E	(28)

Net Income Attributable to DTE Energy Company	$287	$(63)		$224	$131	$13		$144

Adjustments key
A) Implementation costs related to a new customer billing system, net of authorized regulatory deferral — recorded in Operating Expenses — Operation and maintenance (net of tax of $2M and $1M for DTE Electric and DTE Gas in 2017, respectively)

B) Remeasurement of deferred taxes as a result of the enactment of the Tax Cuts and Jobs Act of 2017 — recorded in Income Tax Expense (Benefit)
C) Impairment of assets at a reduced emission fuel facility due to a third party plant closure expected to occur in the second quarter of 2018 — recorded in Operating Expenses — Asset (gains) losses and impairments, net (net of tax of $5M)

D) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, and gas — non-utility (net of tax of $20M in 2017 and $7M in 2016)

E) Transaction-related costs resulting from the acquisition of AGS & SGG (net of tax of $6M)
F) Closure of Shenango coke battery due to impacts from downturn in North American steel industry — recorded in Operating Expenses — Asset (gains) losses and impairments, net (net of tax of $10M)

DTE Energy Company
Segment Diluted Earnings Per Share

	Three Months Ended December 31,
	2017				2016
	Reported Earnings	Adjustments(1)		Operating Earnings	Reported Earnings	Adjustments(1)		Operating Earnings

DTE Electric	$0.80	$0.02	A	$0.79	$0.42	$—		$0.42
		(0.03)	B

DTE Gas	0.30	0.01	A	0.31	0.23	—		0.23

Non-utility operations
Gas Storage and Pipelines	0.86	(0.64)	B	0.22	0.14	0.05	E	0.19

Power and Industrial Projects	0.19	0.04	C	0.11	0.16	(0.04)	F	0.12
		(0.12)	B

Energy Trading	(0.14)	0.17	D	0.04	(0.06)	0.06	D	—
		0.01	B

Total Non-utility operations	0.91	(0.54)		0.37	0.24	0.07		0.31

Corporate and Other	(0.41)	0.20	B	(0.21)	(0.16)	0.01	E	(0.15)

Net Income Attributable to DTE Energy Company	$1.60	$(0.34)		$1.26	$0.73	$0.08		$0.81

(1) Per share amounts for the adjustments are based on the after-tax effect for each item, divided by the diluted weighted average common shares outstanding of 179 million shares.

Adjustments key — see previous page

DTE Energy Company
Segment Net Income

	Twelve Months Ended December 31,
	2017				2016
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings
	(In millions)
DTE Electric	$606	$10	A	$617	$622	$—		$622
		6	B
		(5)	C

DTE Gas	146	3	B	149	138	—		138

Non-utility operations
Gas Storage and Pipelines	275	(115)	C	160	119	8	F	127

Power and Industrial Projects	138	7	D	124	95	—		95
		(21)	C

Energy Trading	72	2	C	20	(45)	70	E	25
		(54)	E

Total Non-utility operations	485	(181)		304	169	78		247

Corporate and Other	(103)	34	C	(69)	(61)	2	F	(59)

Net Income Attributable to DTE Energy Company	$1,134	$(133)		$1,001	$868	$80		$948

Adjustments key
A) MPSC disallowance of power supply recovery costs related to a customer settlement — recorded in Operating Revenues — Utility operations and Other (Income) and Deductions — Interest expense (net of tax of $6M)

B) Implementation costs related to a new customer billing system, net of authorized regulatory deferral — recorded in Operating Expenses — Operation and maintenance (net of tax of $4M and $2M for DTE Electric and DTE Gas in 2017, respectively)

C) Remeasurement of deferred taxes as a result of the enactment of the Tax Cuts and Jobs Act of 2017 — recorded in Income Tax Expense (Benefit)
D) Impairment of assets at a reduced emission fuel facility due to a third party plant closure expected to occur in the second quarter of 2018 — recorded in Operating Expenses — Asset (gains) losses and impairments, net (net of tax of $5M)

E) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, and gas — non-utility (net of tax of $(34M) in 2017 and $(45M) in 2016)

F) Transaction-related costs resulting from the acquisition of AGS & SGG (net of tax of $7M)

DTE Energy Company
Segment Diluted Earnings Per Share

	Twelve Months Ended December 31,
	2017				2016
	Reported Earnings	Adjustments(1)		Operating Earnings	Reported Earnings	Adjustments(1)		Operating Earnings

DTE Electric	$3.38	$0.06	A	$3.44	$3.47	$—		$3.47
		0.03	B
		(0.03)	C

DTE Gas	0.81	0.02	B	0.83	0.77	—		0.77

Non-utility operations
Gas Storage and Pipelines	1.53	(0.64)	C	0.89	0.66	0.05	F	0.71

Power and Industrial Projects	0.77	0.04	D	0.69	0.53	—		0.53
		(0.12)	C

Energy Trading	0.40	0.01	C	0.11	(0.25)	0.39	E	0.14
		(0.30)	E

Total Non-utility operations	2.70	(1.01)		1.69	0.94	0.44		1.38

Corporate and Other	(0.57)	0.20	C	(0.37)	(0.35)	0.01	F	(0.34)

Net Income Attributable to DTE Energy Company	$6.32	$(0.73)		$5.59	$4.83	$0.45		$5.28

(1) Per share amounts for the adjustments are based on the after-tax effect for each item, divided by the diluted weighted average common shares outstanding of 179 million shares.

Adjustments key — see previous page